2nd Quarter 2025 Earnings Presentation July 29, 2025 Exhibit 99.2

Safe Harbor Statement Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. This includes annual guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), including our quarterly report for the quarterly period ended June 30, 2025, that the Company expects to file today. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The guidance in this presentation is only effective as of the date given, July 29, 2025, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – impact of adjustments related to the fair value of inventory, contingent third-party professional fees, changes in the fair value of contingent consideration and deferred compensation accruals for acquisitions). The Company also excludes all acquisition-related intangible amortization from adjusted net earnings and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, the impact of defined benefit plan settlements, gains and losses on sales or impairment of fixed assets, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required to and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2025. Adjusted free cash flow is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses and environmental insurance recoveries. Management's adjusted free cash flow measure includes returns of investment from the Worthington Armstrong Venture (“WAVE”) and cash proceeds received from the settlement of company-owned life insurance policies, which are presented within investing activities on our condensed consolidated statement of cash flows. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate. We define “organic” as total company and/or AS results excluding the impact of the April 2024 acquisition of 3form, LLC (“3form”) and the December 2024 acquisition of A. Zahner Company (“Zahner”). All dollar figures throughout the presentation are in $ millions, expect per share data, and all comparisons are versus prior year unless otherwise noted. Figures may not sum due to rounding.

GAAP and non-GAAP Financial Results AWI Consolidated Results Q2 2025 Q2 2024 YTD 2025 YTD 2024 Net sales $424.6 $365.1 $807.3 $691.4 Net earnings $87.8 $65.9 $156.9 $125.8 Operating income $123.2 $95.0 $221.7 $181.1 Adj. EBITDA* $154 $125 $283 $236 Operating income margin (operating income % of net sales) 29.0% 26.0% 27.5% 26.2% Adj. EBITDA margin* (Adj. EBITDA % of net sales) 36.3% 34.3% 35.1% 34.1% Diluted net earnings per share $2.01 $1.50 $3.59 $2.86 Adj. diluted net earnings per share* $2.09 $1.62 $3.76 $3.00 Net cash provided by (used for) operating & investing activities $88.8 ($30.0) $135.8 $2.3 Adj. free cash flow* $88 $62 $136 $105 Net cash provided by (used for) operating & investing activities % of net sales 20.9% (8.2%) 16.8% 0.3% Adj. free cash flow margin* (Adj. free cash flow % of net sales) 20.7% 16.9% 16.8% 15.2% Segment Results Q2 2025 Q2 2024 MF AS UC MF AS UC Net sales $267.0 $157.6 - $250.2 $114.9 - Operating income (loss) $98.4 $25.6 ($0.8) $81.7 $14.2 ($0.9) Adj. EBITDA* $121 $34 - $104 $21 - Operating income margin (operating income % of net sales) 36.9% 16.2% NM 32.7% 12.4% NM Adj. EBITDA margin* (Adj. EBITDA % of net sales) 45.2% 21.5% NM 41.7% 18.4% NM *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. “NM”: Not meaningful.

Double-Digit Top and Bottom-Line Growth

2nd Quarter 2025 Key Takeaways

Net Sales up 16% and Adj. EBITDA* up 23%

Total company Adj. EBITDA margin* of 36.3% with EBITDA margin* expansion of 200bps

Mineral Fiber segment Adj. EBITDA* up 16%

Adj. EBITDA margin* expanded 350bps to 45.2%, with solid AUV[1], strong contribution from WAVE[2] equity earnings and positive volumes

Architectural Specialties segment Adj. EBITDA* up 61%

Organic growth and recent acquisitions[3] drove robust AS results; Adj. EBITDA margin* expanded 310bps to 21.5%; Organic Adj. EBITDA margin* of 22.1%

Raising 2025 Guidance

Expect double-digit growth in all key metrics

$425M (+16% VPY)
Net Sales

$154 (+23% VPY)
Adj. EBITDA*

$2.09 (+29% VPY)
Adj. Diluted EPS*

$88M (+42% VPY)
Adj. Free Cash Flow*

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.

1. Average Unit Value ("AUV"). Includes both like-for-like price and mix impacts.
2. Worthington Armstrong Joint Venture ("WAVE").
3. Recent acquisitions include 3form and Zahner.

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Solid Sales Growth with Strong Adj. EBITDA Margin* Expansion

Mineral Fiber Q2 2025 Results

Net Sales Growth VPY


$250
$267
+7%
Q2 '24
Q2 '25

Adj. EBITDA* VPY	Q1	Q2
2024 Adj. EBITDA*	$99	$104
AUV	8	8
Volume	(7)	2
Manufacturing[1]	1	1
Input Costs[2]	2	(2)
SG&A[1]	3	3
WAVE Equity Earnings	(1)	5
2025 Adj. EBITDA*	$105	$121
% Change	7%	16%

Q2 Mineral Fiber Key Highlights

- Adj. EBITDA margin* expanded 350bps to 45.2%
- Solid top-line growth with AUV of 5%, driven by like-for-like price and favorable mix, along with modest volume contribution
- Lower manufacturing costs, driven by productivity gains, partially offset input cost inflation
- Well-controlled SG&A expenses contribute to Adj. EBITDA margin* expansion
- Strong WAVE contribution with margin improvement and higher volumes

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Excludes the change in depreciation and amortization throughout the presentation.
2. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.

6

Robust Results Driven by Organic Growth & Recent Acquisitions

Architectural Specialties Q2 2025 Results

Net Sales Growth VPY



$115
$158
+37%
Q2 '24
Q2 '25

Adj. EBITDA* VPY	Q1	Q2
2024 Adj. EBITDA*	$12	$21
Sales	27	23
Manufacturing[1]	(3)	(3)
SG&A[1]	(12)	(7)
2025 Adj. EBITDA*	$24	$34
% Change	94%	61%

Q2 Architectural Specialties Key Highlights

- Robust sales and earnings growth with Adj. EBITDA margin* expansion of 310bps
- Better-than-expected sales growth from 2024 acquisitions of 3form and Zahner
- AS organic* sales up 15% and Adj. EBITDA margin* expanded 300bps
- Increased operating expenses driven primarily by 3form and Zahner
- Strong order intake expected to support solid organic growth for the year

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Excludes the change in depreciation and amortization throughout the presentation.

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Q2 2025 Consolidated Company Key Metrics Strong Results in Both Segments Drove Robust Top and Bottom-Line Growth Q2 2024 Q2 2025 Variance Net Sales $365 $425 16% Adj. EBITDA* $125 $154 23% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 34.3% 36.3% 200bps AWI Organic Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 35.3% 38.3% 300bps Adj. Diluted Earnings Per Share* $1.62 $2.09 29% 1 2 1 *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.

First Half 2025 Consolidated Company Key Metrics Solid Execution Through First Half of 2025 YTD 2024 YTD 2025 Variance Net Sales $691 $807 17% Adj. EBITDA* $236 $283 20% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 34.1% 35.1% 100bps AWI Organic Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 34.6% 37.0% 240bps Adj. Diluted Net Earnings Per Share* $3.00 $3.76 25% Adj. Free Cash Flow* $105 $136 29% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.

Deploying Adj. Free Cash Flow* to Fund All Capital Allocation Priorities 2025 Year to Date Capital Deployment 2025 Year to Date Adj. Free Cash Flow* Up 29% vs PY *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Includes cash earnings, working capital, and other current assets and liabilities and proceeds from company-owned officer life insurance. 2024 Adj. Operating cash flow and other1 CapEx Interest Paid WAVE Dividends 2025

Remaining focused on solid execution and margin expansion Raising Full Year 2025 Guidance Commentary1 Net Sales Adj. Diluted EPS* Adj. EBITDA* Adj. Free Cash Flow* $1,600M to $1,630M 11% to 13% YoY Still expecting a softer second half … Mineral Fiber volume flat to down low-single-digits for the year Expect Mineral Fiber AUV growth >6% … delivering Adj. EBITDA margin* expansion WAVE equity earnings to grow high-single digits Strong execution and order intake supports improved organic Architectural Specialties’ outlook for the full year 2024 acquisitions of 3form and Zahner performing better than expected *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Additional assumptions available in the appendix of this presentation. $545M to $560M 12% to 15% YoY $330M to $345M 11% to 16% YoY $7.15 to $7.30 13% to 16% YoY Prior: $1,570M to $1,610M 9% to 11% YoY Prior: $525M to $545M 8% to 12% YoY Prior: $6.85 to $7.15 9% to 13% YoY Prior: $315M to $335M 6% to 12% YoY

Appendix

Updating Full Year 2025 Assumptions Segment Net Sales Adjusted EBITDA Margin* Mineral Fiber ~5% growth ~ 43% (prior: ~42%) Architectural Specialties >25% growth (prior: >20%) ~ 19% (prior: ~18%) Consolidated Metrics Full Year 2025 Capital expenditures $100M to $110M (prior: $90M-$100M) Depreciation and amortization $117M to $122M (prior: $115M-$120M) Interest expense ~$35M Book / cash tax rate1 ~24% / ~22% (prior: ~24% / ~25%) Shares outstanding ~43 to 44M Cash return of investment from joint venture $108M to $116M Shipping Days vs Prior Year 2024 2025 Q1 - (1) Q2 - - Q3 +1 - Q4 +1 - Full Year +2 (1) 13 *Non-GAAP measure. 1. Normalized cash tax rate including impact of 2025 tax reform.

Adjusted EBITDA Reconciliation

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2025	2024	2025	2024
Net sales	$425	$365	$807	$691
Net earnings	$88	$66	$157	$126
Add: Income tax expense	28	21	49	42
Earnings before income taxes	$115	$87	$206	$167
Add: Interest/other income and expense, net	8	8	16	14
Operating income	$123	$95	$222	$181
Add: RIP expense[1]	1	1	1	1
Add: Acquisition-related impacts[2]	-	2	-	2
Add: WAVE pension settlement[3]	-	1	-	1
Add: Environmental expense	-	1	-	1
Adjusted operating income	$124	$100	$223	$186
Add: Depreciation and amortization	30	25	60	50
Adjusted EBITDA	$154	$125	$283	$236
Operating income margin	29.0%	26.0%	27.5%	26.2%
Adjusted EBITDA margin	36.3%	34.3%	35.1%	34.1%

Adjusted Diluted EPS Reconciliation

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2025	2024	2025	2024
Net earnings	$88	$66	$157	$126
Add: Income tax expense	28	21	49	42
Earnings before income taxes	$115	$87	$206	$167
Add: Acquisition-related impacts[2]	-	2	-	2
Add: Acquisition-related amortization[4]	4	3	9	5
Add: WAVE pension settlement[3]	-	1	-	1
Add: Environmental expense	-	1	-	1
Adjusted net earnings before income taxes	$120	$94	$215	$176
(Less): Adjusted income tax expense[5]	(29)	(23)	(51)	(44)
Adjusted net earnings	$91	$71	$164	$132
Diluted shares outstanding	43.7	44.0	43.7	44.0
Effective tax rate	24%	24%	24%	25%
Diluted net earnings per share	$2.01	$1.50	$3.59	$2.86
Adjusted diluted net earnings per share	$2.09	$1.62	$3.76	$3.00

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration.
3. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.
4. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
5. Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted net earnings before income taxes.

14

Deferred compensation and contingent consideration payments related to acquisitions that were recorded as components of net cash provided by operating activities. Proceeds related to the sale of Architectural Specialties design center. For the Three Months Ended June 30, For the Six Months Ended June 30, 2025 2024 2025 2024 Net cash provided by operating activities $82 $57 $123 $84 Net cash provided by (used for) investing activities $7 ($87) $13 ($81) Net cash provided by (used for) operating and investing activities $89 ($30) $136 $2 (Less)/Add: Acquisitions, net of cash acquired and investment in unconsolidated affiliate (1) 94 (1) 99 Add: Contingent consideration in excess of acquisition-date fair value1 - - 1 - Add: Arktura deferred compensation1 - - - 6 (Less): Proceeds from sale of facility2 - (2) - (2) Adjusted Free Cash Flow $88 $62 $136 $105 Adjusted Free Cash Flow Reconciliation

For the Three Months Ended June 30, For the Six Months Ended June 30, MF AS UC UNALLOCATED CORPORATE MF AS UC UNALLOCATED CORPORATE 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 Net sales $267 $250 $158 $115 - - $512 $490 $295 $202 - - Operating income (loss) $98 $82 $26 $14 ($1) ($1) $183 $161 $40 $22 ($2) ($2) Add: RIP expense1 - - - - 1 1 - - - - 1 1 Add: Acquisition-related impacts2 - 1 - 1 - - - - - 1 - Add: WAVE pension settlement3 - 1 - - - - - 1 - - - Add: Environmental expense - 1 - - - - - 1 - - - Adjusted operating income (loss) $98 $85 $26 $15 - - $183 $164 $40 $23 ($1) ($1) Add: Depreciation and amortization 22 20 8 6 - - 43 40 17 10 - - Adjusted EBITDA $121 $104 $34 $21 - - $226 $203 $58 $33 - - Operating income margin (Operating income % of net sales) 36.9% 32.7% 16.2% 12.4% NM NM 35.7% 32.9% 13.7% 10.9% NM NM Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 45.2% 41.7% 21.5% 18.4% NM NM 44.1% 41.5% 19.5% 16.5% NM NM Segment Adj. EBITDA Reconciliation RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.

For the Three Months Ended June 30, For the Six Months Ended June 30, Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 Net sales $158 $115 $45 $17 $113 $98 $295 $202 $86 $17 $209 $185 Operating income $26 $14 $5 - $21 $14 $40 $22 $8 - $32 $22 Add: Acquisition-related impacts2 - 1 - - - 1 - 1 - - - 1 Adjusted operating income $26 $15 $5 - $21 15 $40 $23 $8 - $32 23 Add: Depreciation and amortization 8 6 4 2 4 4 17 10 8 2 9 8 Adjusted EBITDA $34 $21 $9 $2 $25 $19 $58 $33 $16 $2 $41 $31 Operating income margin (Operating income % of net sales) 16.2% 12.4% 11.3% 0.6% 18.2% 14.4% 13.7% 10.9% 9.5% 0.6% 15.4% 11.8% Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 21.5% 18.4% 20.0% 14.1% 22.1% 19.1% 19.5% 16.5% 18.9% 14.1% 19.7% 16.7% AS Organic Adj. EBITDA Reconciliation Recent acquisitions include the April 2024 acquisition of 3form and the December 2024 acquisition of Zahner. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration.

For the Three Months Ended June 30, For the Six Months Ended June 30, Total AWI Recent Acquisitions1 AWI Organic UNALLOCATED CORPORATE Total AWI Recent Acquisitions1 AWI Organic UNALLOCATED CORPORATE 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 2025 2024 Net sales $425 $365 $45 $17 $380 $348 $807 $691 $86 $17 $721 $675 Operating income $123 $95 $5 - $118 $95 $222 $181 $8 - $214 $181 Add: RIP expense2 1 1 - - 1 1 1 1 - - 1 1 Add: Acquisition-related impacts3 - 2 - - - 2 - 2 - - - 2 Add: WAVE pension settlement4 - 1 - - - 1 - 1 - - - 1 Add: Environmental expense - 1 - - - 1 - 1 - - - 1 Adjusted operating income $124 $100 $5 - $119 $99 $223 $186 $8 - $215 $186 Add: Depreciation and amortization 30 25 4 2 27 24 60 50 8 2 52 48 Adjusted EBITDA $154 $125 $9 $2 $145 $123 $283 $236 $16 $2 $267 $234 Operating income margin (Operating income % of net sales) 29.0% 26.0% 11.3% 0.6% 31.1% 27.2% 27.5% 26.2% 9.5% 0.6% 29.6% 26.8% Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 36.3% 34.3% 20.0% 14.1% 38.3% 35.3% 35.1% 34.1% 18.9% 14.1% 37.0% 34.6% AWI Organic Adj. EBITDA Reconciliation Recent acquisitions include the April 2024 acquisition of 3form and the December 2024 acquisition of Zahner. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.

Full Year 2025 Low High Net earnings $300 $304 Add: Income tax expense 92 97 Earnings before income taxes $392 $402 Add: Interest expense 34 36 Add: Other non-operating (income), net (2) (1) Operating income $425 $436 Add: RIP expense1 2 2 Adjusted operating income $427 $438 Add: Depreciation and amortization 117 122 Adjusted EBITDA $545 $560 RIP expense represents only the plan service cost that is recorded within Operating income. We do not expect to make cash contributions to our RIP. Net cash provided by operating activities is based on a normalized cash tax rate including the impact of 2025 tax reform. RIP cost represents the entire actuarial net periodic pension cost recorded as a component of net earnings. We do not expect to make any cash contributions to our RIP. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements, trade secrets and other intangibles. Adjusted income tax expense is based on an adjusted effective tax rate of approximately 24%, multiplied by adjusted earnings before income taxes. Adjusted diluted EPS guidance for 2025 is calculated based on approximately 43 to 44 million of diluted shares outstanding. 2025 Adj. EBITDA Guidance Reconciliation 19 Full Year 2025 Low High Net earnings $300 $304 Add: Income tax expense 92 97 Earnings before income taxes $392 $402 Add: RIP cost3 1 1 Add: Acquisition-related amortization4 16 18 Adjusted earnings before income taxes $410 $421 (Less): Adjusted income tax expense5 (99) (103) Adjusted net earnings $311 $318 Diluted net earnings per share $6.93 $6.99 Adjusted diluted net earnings per share6 $7.15 $7.30 2025 Adj. Diluted EPS Guidance Reconciliation Full Year 2025 Low High Net cash provided by operating activities2 $322 $339 Add: Return of investment from joint venture 108 116 (Less): Capital expenditures (100) (110) Adjusted Free Cash Flow $330 $345 2025 Adj. Free Cash Flow Guidance Reconciliation